Exhibit 99.1

June 7, 2021

NEWS RELEASE

FOR IMMEDIATE RELEASE

REV GROUP, INC. REPORTS STRONG FISCAL YEAR 2021 SECOND QUARTER RESULTS

RAISES FULL YEAR FISCAL 2021 GUIDANCE, REINSTATES QUARTERLY CASH DIVIDEND

•	Second quarter net sales of $643.6 million compared to $547.0 million in the prior year quarter, an increase of 17.7%
•	Second quarter net income of $20.6 million compared to a net loss of $7.6 million in the prior year quarter
•	Second quarter Adjusted EBITDA[1] of $45.5 million compared to $7.6 million in the prior year quarter
•	Second quarter Adjusted Net Income of $25.7 million compared to an Adjusted Net Loss of $5.8 million in the prior year quarter
•	Year-to-date net cash provided by operating activities of $37.1 million compared to $22.0 million in the prior year period
•	Successful refinancing of capital structure with completion of a new $550 million, 5-year ABL revolving credit facility
•	Raises full year fiscal 2021 Adjusted EBITDA guidance to a range of $145.0 to $160.0 million
•	Reinstates quarterly cash dividend in second quarter of fiscal year 2021 at $0.05 per share, in-line with pre-pandemic levels

Milwaukee, Wis.--(BUSINESS WIRE) -- REV Group, Inc. (NYSE: REVG), a manufacturer of industry-leading specialty vehicles, today reported results for the three months ended April 30, 2021 (“second quarter 2021”). Consolidated net sales in the second quarter 2021 were $643.6 million, representing an increase of 17.7% compared to $547.0 million for the three months ended April 30, 2020 (“second quarter 2020”). The increase in consolidated net sales was primarily due to an increase in net sales in the Fire and Emergency (“F&E”) and Recreation segments partially offset by a decrease in net sales in the Commercial segment.

The company’s second quarter 2021 net income was $20.6 million, or $0.31 per diluted share. Adjusted Net Income for the second quarter 2021 was $25.7 million, or $0.39 per diluted share, compared to an Adjusted Net Loss of $5.8 million, or $0.09 per diluted share, in the second quarter 2020. Adjusted EBITDA in the second quarter 2021 was $45.5 million, compared to $7.6 million in the second quarter 2020. The increase in Adjusted EBITDA during the quarter was driven by increased contribution from all segments.

“We are pleased with our second quarter performance that exceeded expectations and resulted in record first half earnings”, REV Group Inc. President and CEO Rod Rushing said. “While we will likely continue to experience and need to actively manage through supply chain and labor constraints in the second half of the year, the progress and momentum we are making through our operational initiatives combined with a record $2.3 billion backlog has positioned us to raise our guidance for the full fiscal year 2021. In addition, our Board’s reinstatement of the quarterly cash dividend reflects their confidence in our improved financial position and performance.”

REV Group Second Quarter Segment Highlights

Fire & Emergency Segment

F&E segment net sales were $307.6 million in the second quarter 2021, an increase of $18.3 million, or 6.3%, from $289.3 million in the second quarter 2020. The increase in net sales compared to the prior year quarter was primarily due to increased shipments of fire apparatus and price realizations within the fire division partially offset by lower shipments of ambulances compared to the prior year quarter. F&E segment backlog at the end of the second quarter 2021 was $1,099.0 million, a decrease of $12.7 million compared to $1,111.7 million at the end of the second quarter 2020. The decrease was primarily the result of increased throughput within the fire

[1]	REV Group, Inc. Adjusted Net Income and Adjusted EBITDA are non-GAAP measures that are reconciled to their nearest GAAP measure later in this release.

division and lower trailing twelve-month orders of legacy fire apparatus related to COVID-19 partially offset by increased orders of ambulance units.

F&E segment Adjusted EBITDA was $21.7 million in the second quarter 2021, an increase of $11.5 million, or 113%, from $10.2 million in the second quarter 2020. Profitability within the segment benefited primarily from higher sales volume, price realization and productivity improvements including direct labor efficiencies and lower selling, general and administrative (“SG&A”) costs, partially offset by lingering disruptions related to COVID-19.

Commercial Segment

Commercial segment net sales were $98.4 million in the second quarter 2021, a decrease of $44.8 million, or 31.3%, from $143.2 million in the second quarter 2020. The decrease in net sales compared to the prior year quarter was primarily due to the divestiture of two shuttle bus businesses in May 2020, lower shipments of school buses and municipal transit buses due to COVID-19 related disruptions, partially offset by an increase in sales of terminal trucks and street sweepers. Commercial segment backlog at the end of the second quarter 2021 was $303.1 million, a decline of $110.1 million compared to $413.2 million at the end of the second quarter 2020. The decline was primarily the result of the sale of two shuttle bus businesses and a decline in orders for school buses and municipal transit buses, partially offset by increased orders for terminal trucks and street sweepers.

Commercial segment Adjusted EBITDA was $8.3 million in the second quarter 2021, an increase of $0.3 million, or 3.8%, from $8.0 million in the second quarter 2020. Profitability in the quarter was primarily the result of increased shipments and productivity improvement within the terminal truck and street sweeper business and lower operating expense across all segment businesses, partially offset by volume and production disruptions related COVID-19 within the bus group.

Recreation Segment

Recreation segment net sales were $237.9 million in the second quarter 2021, an increase of $123.9 million, or 108.7%, from $114.0 million in the second quarter 2020. The increase in net sales compared to the prior year quarter was primarily due to increased shipments in all product categories as well as lower discounting and sales allowances versus the prior year quarter which was impacted by COVID-19 related disruptions, including the suspension of normal production activities. Backlog at the end of the second quarter 2021 was $940.5 million, an increase of $817.6 million compared to $122.9 million at the end of the second quarter 2020. The increase was primarily the result of strong order intake across all product categories.

Recreation segment Adjusted EBITDA was $25.1 million in the second quarter 2021, an increase of $26.2 million from an Adjusted EBITDA loss of $1.1 million in the second quarter 2020. Profitability within the segment benefited primarily from increased sales volume, stronger price realizations related to lower discounting, lower operating expenses and productivity improvements that resulted in improved performance across all businesses despite lingering production and supply chain disruptions related to COVID-19.

Working Capital, Liquidity, and Capital Allocation

Within the quarter, the company announced the successful refinancing of its capital structure with the completion of a new $550 million, 5-year asset-based loan (“ABL”) revolving credit facility. Cash and cash equivalents totaled $7.7 million as of April 30, 2021. Net debt2 was $298.3 million, and the company had $223.1 million available under its ABL revolving credit facility as of April 30, 2021. Trade working capital3 for the company as of April 30, 2021 was $449.1 million, compared to $433.5 million as of April 30, 2020. The increase was primarily due to increased accounts receivable which was consistent with increased sales versus the prior year quarter. Capital expenditures in the second quarter of fiscal year 2021 were $5.7 million compared to $4.5 million in the second quarter of fiscal year 2020.

[2]	Net Debt is defined as total debt less cash and cash equivalents.
[3]	Trade Working Capital is defined as accounts receivable plus inventories less accounts payable and customer advances.

Updated Fiscal Year 2021 Outlook

The company also provided its updated outlook for its fiscal year ended October 31st, 2021, which includes the following performance expectations:

	Full Fiscal Year 2021
	Updated Guidance		Prior Guidance
($ in millions)	Low	High	Low	High
Net Sales	$2,450	$2,600	$2,450	$2,600
Net Income	$52	$68	$38	$52
Adjusted EBITDA	$145	$160	$125	$135
Adjusted Net Income	$73	$88	$56	$70
Free Cash Flow	$65	$88	$45	$70

Quarterly Dividend

The company’s board of directors reinstated a quarterly cash dividend in the amount of $0.05 per share of common stock, which equates to a rate of $0.20 per share of common stock on an annualized basis and declared the initial regular dividend for our second quarter 2021, payable on July 15, 2021, to shareholders of record on June 30, 2021.

Conference Call

A conference call to discuss the company’s fiscal year 2021 second quarter financial results is scheduled for tomorrow, June 8, 2021, at 10:00 a.m. ET. A supplemental slide deck will be available on the REV Group, Inc. investor relations website. The call will be webcast simultaneously over the Internet. To access the webcast, listeners can go to http://investors.revgroup.com/investor-events-and-presentations/events at least 15 minutes prior to the event and follow instructions for listening to the webcast. An audio replay of the call and related question and answer session will be available for 12 months at this website.

About REV Group

REV Group (REVG) is a leading designer, manufacturer, and distributor of specialty vehicles and related aftermarket parts and services. We serve a diversified customer base, primarily in the United States, through three segments: Fire & Emergency, Commercial, and Recreation. We provide customized vehicle solutions for applications, including essential needs for public services (ambulances, fire apparatus, school buses, and transit buses), commercial infrastructure (terminal trucks and industrial sweepers) and consumer leisure (recreational vehicles). Our diverse portfolio is made up of well-established principal vehicle brands, including many of the most recognizable names within their industry. Several of our brands pioneered their specialty vehicle product categories and date back more than 50 years. REV Group trades on the NYSE under the symbol REVG.

Note Regarding Non-GAAP Measures

The company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). However, management believes that the evaluation of our ongoing operating results may be enhanced by a presentation of Adjusted EBITDA and Adjusted Net Income, which are non-GAAP financial measures. Adjusted EBITDA represents net income before interest expense, income taxes, depreciation and amortization and loss on early extinguishment of debt, as adjusted for certain non-recurring, one-time and other adjustments which we believe are not indicative of our underlying operating performance. Adjusted Net Income represents net income as adjusted for certain after-tax, non-recurring, one-time and other adjustments, which we believe are not indicative of our underlying operating performance, as well as non-cash intangible asset amortization and stock-based compensation. Free Cash Flow is calculated as net cash from operating activities minus capital expenditures.

The company believes that the use of Adjusted EBITDA, Adjusted Net Income and Free Cash Flow provide additional meaningful methods of evaluating certain aspects of its operating performance from period to period on a basis that may not be otherwise apparent under GAAP when used in addition to, and not in lieu of, GAAP measures. A reconciliation of Adjusted EBITDA and Adjusted Net Income to the most closely comparable financial measures calculated in accordance with GAAP is included in the financial appendix of this news release.

Cautionary Statement About Forward-Looking Statements

This news release contains statements that the company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. This news release includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “strives,” “goal,” “seeks,” “projects,” “intends,” “forecasts,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. They appear in a number of places throughout this news release and include statements regarding our intentions, beliefs, goals or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industries in which we operate, including REV Group’s updated outlook for the full fiscal year 2021.

Our forward-looking statements are subject to risks and uncertainties, including those highlighted under “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” in the company’s annual report on Form 10-K, and in the company’s subsequent quarterly reports on Form 10-Q, together with the company’s other filings with the SEC, which risks and uncertainties may cause actual results to differ materially from those projected or implied by the forward-looking statement. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which only speak as of the date hereof. The company does not undertake to update or revise any forward-looking statements after they are made, whether as a result of new information, future events, or otherwise, expect as required by applicable law.

Contact

Drew Konop

VP, Investor Relations & Corporate Development

Email: investors@revgroup.com

Phone: 1-888-738-4037 (1-888-REVG-037)

REV GROUP, INC. AND SUBSIDIARIES

CONDENSED UNAUDITED CONSOLIDATED BALANCE SHEETS

(In millions, except per share amounts)

		(Audited)
	April 30, 2021	October 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$7.7	$11.4
Accounts receivable, net	231.1	229.3
Inventories, net	532.9	537.2
Other current assets	29.8	34.1
Assets held for sale	8.6	—
Total current assets	810.1	812.0
Property, plant and equipment, net	154.5	168.4
Goodwill	157.3	157.3
Intangible assets, net	131.1	136.1
Right of use assets	18.3	23.2
Other long-term assets	21.6	15.3
Total assets	$1,292.9	$1,312.3
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$—	$1.7
Accounts payable	137.2	169.5
Customer advances	177.7	170.1
Accrued warranty	22.6	24.1
Short-term lease obligations	7.5	8.4
Liabilities held for sale	8.8	—
Other current liabilities	85.2	73.5
Total current liabilities	439.0	447.3
Long-term debt, less current maturities	306.0	340.5
Deferred income taxes	4.1	2.9
Long-term lease obligations	12.2	16.9
Other long-term liabilities	32.8	32.4
Total liabilities	794.1	840.0
Commitments and contingencies
Shareholders' Equity:
Preferred stock ($.001 par value, 95,000,000 shares authorized; none issued or outstanding)	—	—
Common stock ($.001 par value, 605,000,000 shares authorized; 64,734,396 and 63,403,326 shares issued and outstanding, respectively)	0.1	0.1
Additional paid-in capital	502.2	496.1
Retained deficit	(0.5)	(21.1)
Accumulated other comprehensive loss	(3.0)	(2.8)
Total shareholders' equity	498.8	472.3
Total liabilities and shareholders' equity	$1,292.9	$1,312.3

REV GROUP, INC. AND SUBSIDIARIES

CONDENSED UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except share and per share amounts)

	Three Months Ended April 30,		Six Months Ended April 30,
	2021	2020	2021	2020
Net sales	$643.6	$547.0	$1,197.6	$1,079.1
Cost of sales	556.2	494.6	1,048.5	979.3
Gross profit	87.4	52.4	149.1	99.8
Operating expenses:
Selling, general and administrative	48.7	58.1	95.8	104.1
Research and development costs	1.5	1.5	2.8	2.7
Amortization of intangible assets	2.5	3.4	5.1	7.4
Restructuring	—	2.9	1.0	3.5
Total operating expenses	52.7	65.9	104.7	117.7
Operating income (loss)	34.7	(13.5)	44.4	(17.9)
Interest expense, net	5.5	7.3	11.0	14.6
Loss on early extinguishment of debt	1.4	—	1.4	—
Loss on business held for sale	—	—	3.8	—
Loss on sale of business	—	8.8	—	8.8
(Gain) loss on acquisition of business, net of tax	—	(11.9)	0.4	(11.9)
Income (loss) before provision (benefit) for income taxes	27.8	(17.7)	27.8	(29.4)
Provision (benefit) for income taxes	7.2	(10.1)	7.2	(12.7)
Net income (loss)	$20.6	$(7.6)	$20.6	$(16.7)

Net income (loss) per common share:
Basic	$0.32	$(0.12)	$0.32	$(0.27)
Diluted	$0.31	$(0.12)	$0.32	$(0.27)
Dividends declared per common share	$—	$0.05	$—	$0.10

Adjusted net income (loss) per common share:
Basic	$0.40	$(0.09)	$0.54	$(0.14)
Diluted	$0.39	$(0.09)	$0.53	$(0.14)

Weighted Average Shares Outstanding:
Basic	64,024,379	63,108,468	63,730,382	62,941,904
Diluted	65,718,153	63,108,468	64,996,191	62,941,904

REV GROUP, INC. AND SUBSIDIARIES

CONDENSED UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Six Months Ended April 30,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$20.6	$(16.7)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	16.7	21.7
Amortization of debt issuance costs	1.2	1.2
Stock-based compensation expense	3.4	5.5
Deferred income taxes	1.3	4.6
Loss on early extinguishment of debt	1.4	—
Gain on sale of assets	(1.7)	(0.5)
Loss on business held for sale	3.8	—
Loss on sale of business	—	8.8
Loss (gain) on acquisition of business	0.4	(11.9)
Changes in operating assets and liabilities, net	(10.0)	9.3
Net cash provided by operating activities	37.1	22.0
Cash flows from investing activities:
Purchase of property, plant and equipment	(8.6)	(7.7)
Purchase of rental and used vehicles	—	(2.8)
Proceeds from sale of assets	11.9	4.8
Proceeds from sale of business	—	2.0
Acquisition of business	—	(54.8)
Net cash provided by (used in) investing activities	3.3	(58.5)
Cash flows from financing activities:
Net proceeds from borrowings on revolving credit facility	266.0	64.7
Repayment of long-term debt	(303.4)	—
Payment of dividends	—	(6.3)
Payment of debt issuance costs	(7.0)	—
Other financing activities	0.3	(3.7)
Net cash (used in) provided by financing activities	(44.1)	54.7
Net (decrease) increase in cash and cash equivalents	(3.7)	18.2
Cash and cash equivalents, beginning of period	11.4	3.3
Cash and cash equivalents, end of period	$7.7	$21.5

REV GROUP, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In millions; unaudited)

	Three Months Ended April 30,		Six Months Ended April 30,
	2021	2020	2021	2020
Net Sales:
Fire & Emergency	$307.6	$289.3	$588.2	$495.8
Commercial	98.4	143.2	181.5	301.3
Recreation	237.9	114.0	428.0	280.9
Corporate & Other	(0.3)	0.5	(0.1)	1.1
Total	$643.6	$547.0	$1,197.6	$1,079.1

Adjusted EBITDA:
Fire & Emergency	$21.7	$10.2	$31.9	$12.1
Commercial	8.3	8.0	15.5	17.9
Recreation	25.1	(1.1)	40.2	5.9
Corporate & Other	(9.6)	(9.5)	(18.7)	(17.5)
Total	$45.5	$7.6	$68.9	$18.4

Adjusted EBITDA Margin:
Fire & Emergency	7.1%	3.5%	5.4%	2.4%
Commercial	8.4%	5.6%	8.5%	5.9%
Recreation	10.6%	-1.0%	9.4%	2.1%
Total	7.1%	1.4%	5.8%	1.7%

Period-End Backlog:	April 30, 2021	January 31, 2021	October 31, 2020	April 30, 2020
Fire & Emergency	$1,099.0	$1,017.9	$965.8	$1,111.7
Commercial	303.1	234.0	273.8	413.2
Recreation	940.5	754.3	538.9	122.9
Total	$2,342.6	$2,006.2	$1,778.5	$1,647.8

REV GROUP, INC. AND SUBSIDIARIES

ADJUSTED EBITDA BY SEGMENT

(In millions; unaudited)

	Three Months Ended April 30, 2021
	Fire & Emergency	Commercial	Recreation	Corporate & Other	Total
Net income (loss)	$16.5	$7.3	$21.6	$(24.8)	$20.6
Depreciation and amortization	3.0	0.7	3.5	0.8	8.0
Interest expense, net	1.4	0.3	—	3.8	5.5
Loss on early extinguishment of debt	—	—	—	1.4	1.4
Provision for income taxes	—	—	—	7.2	7.2
EBITDA	20.9	8.3	25.1	(11.6)	42.7
Transaction expenses	—	—	—	0.3	0.3
Restructuring related charges	0.3	—	—	—	0.3
Stock-based compensation expense	—	—	—	1.7	1.7
Losses attributable to assets held for sale	0.5	—	—	—	0.5
Adjusted EBITDA	$21.7	$8.3	$25.1	$(9.6)	$45.5

	Three Months Ended April 30, 2020
	Fire & Emergency	Commercial	Recreation	Corporate & Other	Total
Net income (loss)	$2.6	$1.8	$(4.5)	$(7.5)	$(7.6)
Depreciation and amortization	3.6	1.9	3.3	2.1	10.9
Interest expense, net	1.3	0.4	0.1	5.5	7.3
Benefit for income taxes	—	—	—	(10.1)	(10.1)
EBITDA	7.5	4.1	(1.1)	(10.0)	0.5
Transaction expenses	0.1	—	—	0.8	0.9
Restructuring costs	2.6	—	—	0.3	2.9
Restructuring related charges	—	—	—	3.2	3.2
Stock-based compensation expense	—	—	—	2.9	2.9
Legal matters	—	—	—	1.4	1.4
Loss on sale of business	—	4.9	—	3.9	8.8
Gain on acquisition of business	—	—	—	(11.9)	(11.9)
Earnings attributable to assets held for sale	—	(1.0)	—	(0.1)	(1.1)
Adjusted EBITDA	$10.2	$8.0	$(1.1)	$(9.5)	$7.6

REV GROUP, INC. AND SUBSIDIARIES

ADJUSTED EBITDA BY SEGMENT

(In millions; unaudited)

	Six Months Ended April 30, 2021
	Fire & Emergency	Commercial	Recreation	Corporate & Other	Total
Net income (loss)	$19.0	$13.5	$33.0	$(44.9)	$20.6
Depreciation & amortization	6.1	1.5	7.1	2.0	16.7
Interest expense, net	3.0	0.5	0.1	7.4	11.0
Loss on early extinguishment of debt	—	—	—	1.4	1.4
Provision for income taxes	—	—	—	7.2	7.2
EBITDA	28.1	15.5	40.2	(26.9)	56.9
Transaction expenses	—	—	—	2.7	2.7
Sponsor expense reimbursement	—	—	—	0.2	0.2
Restructuring costs	0.1	—	—	0.9	1.0
Restructuring related charges	0.3	—	—	—	0.3
Stock-based compensation expense	—	—	—	3.6	3.6
Legal matters	—	—	—	0.4	0.4
Net loss on sale of assets and business held for sale	2.7	—	—	—	2.7
Loss on acquisition of business	—	—	—	0.4	0.4
Losses attributable to assets held for sale	0.7	—	—	—	0.7
Adjusted EBITDA	$31.9	$15.5	$40.2	$(18.7)	$68.9

	Six Months Ended April 30, 2020
	Fire & Emergency	Commercial	Recreation	Corporate & Other	Total
Net income (loss)	$(0.1)	$9.8	$(1.4)	$(25.0)	$(16.7)
Depreciation & amortization	7.1	3.7	6.9	4.0	21.7
Interest expense, net	2.5	0.7	0.2	11.2	14.6
Benefit for income taxes	—	—	—	(12.7)	(12.7)
EBITDA	9.5	14.2	5.7	(22.5)	6.9
Transaction expenses	0.1	—	—	1.9	2.0
Sponsor expense reimbursement	—	—	—	0.1	0.1
Restructuring costs	2.5	—	0.2	0.8	3.5
Restructuring related charges	—	—	—	3.2	3.2
Stock-based compensation expense	—	—	—	5.5	5.5
Legal matters	—	—	—	1.5	1.5
Loss on sale of business	—	4.9	—	3.9	8.8
Gain on acquisition of business	—	—	—	(11.9)	(11.9)
Earnings attributable to assets held for sale	—	(1.2)	—	(0.1)	(1.3)
Deferred purchase price payment	—	—	—	0.1	0.1
Adjusted EBITDA	$12.1	$17.9	$5.9	$(17.5)	$18.4

REV GROUP, INC. AND SUBSIDIARIES

ADJUSTED NET INCOME (LOSS)

(In millions; unaudited)

	Three Months Ended April 30,		Six Months Ended April 30,
	2021	2020	2021	2020
Net income (loss)	$20.6	$(7.6)	$20.6	$(16.7)
Amortization of intangible assets	2.5	3.4	5.1	7.4
Transaction expenses	0.3	0.9	2.7	2.0
Sponsor expense reimbursement	—	—	0.2	0.1
Restructuring costs	—	2.9	1.0	3.5
Restructuring related charges	0.3	3.2	0.3	3.2
Stock-based compensation expense	1.7	2.9	3.6	5.5
Legal matters	—	1.4	0.4	1.5
Net loss on sale of assets and business held for sale	—	—	2.7	—
Loss on sale of business	—	8.8	—	8.8
(Gain) loss on acquisition of business	—	(11.9)	0.4	(11.9)
Losses (earnings) attributable to assets held for sale	0.5	(1.1)	0.7	(1.3)
Deferred purchase price payment	—	—	—	0.1
Loss on early extinguishment of debt	1.4	—	1.4	—
Impact of tax rate change	—	(3.5)	—	(3.5)
Income tax effect of adjustments	(1.6)	(5.2)	(4.5)	(7.5)
Adjusted Net Income (Loss)	$25.7	$(5.8)	$34.6	$(8.8)

REV GROUP, INC. AND SUBSIDIARIES

ADJUSTED EBITDA OUTLOOK RECONCILIATION

(In millions)

	Fiscal Year 2021
	Low	High
Net income (1)	$52.0	$68.0
Depreciation and amortization	35.0	31.0
Interest expense, net	22.0	19.0
Loss on early extinguishment of debt	1.4	1.4
Income tax expense	18.1	24.4
EBITDA	128.5	143.8
Transaction expenses	2.7	2.7
Sponsor expense reimbursement	1.0	1.0
Restructuring costs	1.0	1.0
Restructuring related charges	0.3	0.3
Stock-based compensation expense	7.0	7.0
Legal matters	0.7	0.4
Net loss on sale of assets and business held for sale	2.7	2.7
Loss on acquisition of business	0.4	0.4
Losses attributable to assets held for sale	0.7	0.7
Adjusted EBITDA	$145.0	$160.0

REV GROUP, INC. AND SUBSIDIARIES

ADJUSTED NET INCOME OUTLOOK RECONCILIATION

(In millions)

	Fiscal Year 2021
	Low	High
Net income (1)	$52.0	$68.0
Amortization of intangible assets	10.0	10.0
Transaction expenses	2.7	2.7
Sponsor expense reimbursement	1.0	1.0
Restructuring costs	1.0	1.0
Restructuring related charges	0.3	0.3
Stock-based compensation expense	7.0	7.0
Legal matters	0.7	0.4
Net loss on sale of assets and business held for sale	2.7	2.7
Loss on acquisition of business	0.4	0.4
Losses attributable to assets held for sale	0.7	0.7
Loss on early extinguishment of debt	1.4	1.4
Income tax effect of adjustments	(7.2)	(7.3)
Adjusted Net Income	$72.7	$88.3

(1)	Does not include any non-recurring charges that may occur during the period shown other than those presented in this reconciliation. See “Cautionary Statement About Forward-Looking Statements” above.